SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A
(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March  15, 2016

Vermillion, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-34810

Delaware	33-059-5156
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

12117 Bee Caves Road Building Three, Suite 100, Austin, TX 78738

(Address of principal executive offices, including zip code)

512.519.0400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

On March 21, 2016, Vermillion, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original 8-K”).  This Amendment No. 1 (this “Amendment”) is being filed to correct the date of report (date of earliest event reported) indicated on the cover page to the Original 8-K, to correct the date of the press release indicated in Item 8.01 of the Original 8-K, to add Item 9.01 to the Original 8-K and to replace the press release filed as Exhibit 99.1 to the Original 8-K.  This Amendment (including Exhibit 99.1 hereto) supersedes in its entirety the Original 8-K (including Exhibit 99.1 thereto).

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)

On March 15, 2016, Peter S. Roddy, a director of the Company, advised the Company that he intends to retire from the board of directors of the Company (the “Board”) at the end of his current term and will therefore not stand for re-election to the Board at the Company’s 2016 annual meeting of shareholders.  Mr. Roddy advised the Company that his decision to retire was not the result of any disagreement with the Company.

Item 8.01	Other Events.

On March 21, 2016, the Company issued a press release announcing that the U.S. Food and Drug Administration has cleared a second generation OVA1 Test, trademarked Overa. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
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(d)Exhibit No.	Description

99.1	Press Release issued by Vermillion, Inc. on March 21, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

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Vermillion, Inc.

Date: March 21, 2016	By:	/s/ Eric J. Schoen
Eric J. Schoen
Vice President, Finance and Chief Accounting Officer

EXHIBIT INDEX

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Exhibit No.	Description

99.1	Press Release issued by Vermillion, Inc. on March 21, 2016.